Exhibit 10.13

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $50,000,000.00 (Indebtedness Tax paid in connection with that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) dated as of April 30, 2012, and recorded as Book 5572, Page 1, Register’s Office for Williamson County, Tennessee.
SECOND MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT
(Short Form – McEwen)
This SECOND MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT (Short Form – McEwen) (this "Agreement") is dated as of September 16, 2015, by and between KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company ("Trustor") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, "Agent") for the lenders from time to time party to the Loan Agreement described below (the "Lenders"). This Agreement is made with reference to the following facts:
RECITALS
A.    Agent, the Lenders, Trustor and KBSIII PARK PLACE VILLAGE, LLC, KBSIII DOMAIN GATEWAY, LLC, KBSIII 155 NORTH 400 WEST, LLC, and KBSIII TOWER AT LAKE CAROLYN, LLC, each a Delaware limited liability company (collectively with Trustor, "Existing Borrowers," and together with any new "Borrowers" becoming party to the Loan Agreement from time to time, including without limitation Additional Borrower (as defined below), "Borrowers") entered into that certain Amended and Restated Loan Agreement dated as of March 10, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Lenders made a loan to the Existing Borrowers in the original maximum principal amount of Two Hundred Million and No/100 Dollars ($200,000,000.00) (the "Loan"), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement). Subject to the satisfaction of the conditions set forth in Section 7.20 of the Loan Agreement, the Loan is subject to increase up to an aggregate principal amount of up to Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00). Capitalized terms used in this Agreement and not defined shall have the meanings assigned to such terms in the Loan Agreement.

B.    The Loan is evidenced by those certain Promissory Notes in the original aggregate principal amount of $200,000,000.00, each made by Existing Borrowers in favor of a Lender (collectively, the "Existing Notes").
C.    As of the date of this Agreement, subject to the terms of Recital E and Section 2 of the Long Form Agreement (as defined below) and prior to giving effect to the Long Form Agreement and the Additional Advance described below, the Committed Amount is $200,000,000.00, and the Principal Balance is $135,000,000.00.
D.    The obligations of Existing Borrowers under the Existing Notes and the Loan Agreement are secured by, among other things, that certain Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing)(McEwen) recorded at Book 6147, Pages 110-156 in the Register's Office for Williamson County, Tennessee (the "Official Records") on March 19, 2014, as amended by that certain First Modification Agreement (Short Form – McEwen) dated as of June 19, 2015 recorded at Book 6491, Pages 284-294 in the Official Records on June 25, 2015 (as amended, the "Deed of Trust"). The Deed of Trust encumbers the property described on Exhibit A hereto.
E.    Concurrently with entering into this Agreement, Borrowers, Agent and Lenders are entering into that certain Second Modification and Additional Advance Agreement (Long Form) of even date herewith (the "Long Form Agreement") pursuant to which Lenders are making the Additional Advance described below and the Committed Amount of the Loan is being increased to Two Hundred Fifty-Five Million and No/100 Dollars ($255,000,000.00) as more fully set forth in the Long Form Agreement. In connection therewith, (i) KBSIII VILLAGE CENTER STATION, LLC, a Delaware limited liability company ("Additional Borrower") is becoming a "Borrower" under the Loan Agreement and the other Loan Documents pursuant to that certain Assumption and Joinder Agreement dated as of even date herewith by and among Borrowers, Agent and the Lenders, (ii) the Village Center Property (as defined in the Long Form Agreement) is being added as an Additional Property securing the Loan pursuant to that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Village Center) dated as of even date herewith by Additional Borrower, as trustor, to the Public Trustee of the County of Arapahoe, Colorado, as trustee, for the benefit of Agent, as beneficiary (the "Village Center Deed of Trust") to be recorded in the official records of Arapahoe County, Colorado, and (iii) Borrowers are executing that certain Promissory Note dated as of even date herewith in the amount of $55,000,000.00 to the order of JPMorgan Chase Bank, N.A. (collectively with the Existing Notes, the "Notes").
F.    As used herein, the term "Loan Documents" shall mean the Loan Agreement, the Deed of Trust, the Village Center Deed of Trust, the Notes, and the other "Loan Documents" described in the Loan Agreement and the Long Form Agreement. This Agreement and the Long Form Agreement also shall constitute Loan Documents.
AGREEMENT
NOW, THEREFORE, with reference to the foregoing Recitals and information, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Trustor hereby agree as follows:

1.The recitals set forth above are incorporated herein by this reference.
2.The Long Form Agreement is incorporated in this Agreement by reference, as though set forth in full herein. Among other things, the Long Form Agreement increases the Committed Amount of the Loan and makes certain other changes, as more fully set forth therein.
3.On and subject to the terms and conditions of the Long Form Agreement, Agent and Lenders have agreed to extend to Borrowers an additional advance in the amount of $55,000,000.00 (the "Additional Advance") as more particularly described in the Long Form Agreement and, in connection therewith, to increase the Committed Amount of the Loan from $200,000,000.00 to $255,000,000.00 (the "Increased Committed Amount"), which shall be evidenced by the Notes and shall be allocated to the Revolving Portion and the Non-Revolving Portion as more particularly described in the Long Form Agreement. For the avoidance of doubt, after the disbursement of the Additional Advance and as of the date hereof, the Committed Amount shall be $255,000,000.00.
4.The Deed of Trust is hereby amended as follows:
(a)    Paragraph (a) of the "FOR THE PURPOSE OF SECURING" section of the Deed of Trust is hereby deleted in its entirety and replaced with the following:
"(a)    payment of all principal, interest, prepayment fees and other charges, late charges and loan fees, and all other sums owing under or evidenced by one or more promissory notes in the aggregate stated principal amount of $255,000,000.00, subject to increase in an aggregate amount of up to $350,000,000.00 on the terms and conditions set forth in the Loan Agreement, each previously, now or hereafter executed and delivered by Borrowers to the order of one or more Lenders pursuant to the Loan Agreement (together with all other promissory notes previously, now or hereafter given and/or executed pursuant to the terms of the Loan Agreement and/or given in substitution thereof or in modification, supplement, increase, addition, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified, collectively, the "Notes") which Notes and Loan Agreement and any and all modifications, extensions, renewals, supplements, additions, and replacements thereof are by this reference hereby made a part hereof. Notwithstanding the foregoing or anything to the contrary contained in this Deed of Trust, the maximum amount of principal indebtedness secured by this Deed of Trust shall not exceed $50,000,000.00 (which maximum limit, for purposes of clarification, shall not be reduced as principal indebtedness is borrowed, repaid or re-borrowed from time to time pursuant to the terms of the Loan Documents, so that, for example, when the maximum principal indebtedness owing under the Loan is equal to or greater than $50,000,000, the amount secured by this Deed of Trust shall equal (but not exceed) $50,000,000, nor shall there be any reduction in the maximum amount of principal indebtedness secured by this Deed of Trust by reason of foreclosure sale proceeds, credit bids or other sums received on the sale or liquidation of other collateral for the Loan or Notes, including without limitation sale proceeds and credit bids received or made in connection with the foreclosure of any other Deed of Trust (as defined in the Loan Agreement) covering properties other than the Trust Estate covered by this Deed of Trust, or received in connection with any deeds in lieu of foreclosure, or otherwise received Agent and Lenders in connection with the enforcement of the Loan Documents following any Event of Default thereunder);"
(b)    All references in the Deed of Trust to the "Deeds of Trust" shall include, without limitation, the Village Center Deed of Trust and the Texas Property Junior Deeds of Trust (as defined in the Long Form Agreement).
(c)    In addition to all other indebtedness and obligations secured thereby, the Deed of Trust is amended to secure the payment and performance of the Additional Advance, the Increased Committed Amount, the Loan as amended (subject to the limitation on the maximum principal indebtedness secured by the Deed of Trust as set forth in paragraph (a) of the "FOR THE PURPOSE OF SECURING" section thereof, as modified by this Agreement), and all present and future indebtedness and obligations of Borrowers under (i) the Notes, (ii) the Loan Agreement and the other Loan Documents, as amended by the Long Form Agreement, (iii) the Long Form Agreement, (iv) this Agreement, (v) any Swap Contracts, and (vi) any and all amendments, modifications, renewals and/or extensions of this Agreement, the Loan Agreement, the Swap Contracts, the other Loan Documents and/or the Long Form Agreement, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement.
(d)    All references in the Loan Documents to the Deed of Trust shall be deemed to refer to the Deed of Trust as amended by this Agreement. All references in the Deed of Trust to any Loan Document shall be deemed to refer to such Loan Document as modified hereby, and by the Long Form Agreement.
5.This Agreement shall be governed by the laws of the State of Tennessee, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.
6.This Agreement may be executed and recorded in any number of counterparts, all of which shall be considered one and the same instrument. The original, executed signature and acknowledgement pages of exact copies of this Agreement may be attached to one of such copies to form one document.
7.Section 7.25 of the Loan Agreement (the limited recourse provisions) is by this reference hereby incorporated in its entirety.
[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Adrian B. Montero
Name:	Adrian B. Montero
Title:	Senior Vice President

S-1

"TRUSTOR"

KBSIII 1550 WEST MCEWEN, LLC,
a Delaware limited liability company

By: KBSIII REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member

By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By: KBS REAL ESTATE INVESTMENT
TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-2

Acknowledgment

EXHIBIT A
LEGAL DESCRIPTION

That certain real property located in Williamson County, Tennessee, more particularly described as follows:
Tract I
Land in Williamson County, Tennessee, being Lot 145 as shown on the plan of McEwen Place, PUD Subdivision, Revision 2, Resubdivision of Lot 103, recorded in Book P53, page 148, Register’s Office for Williamson County, Tennessee, to which plans reference is here made for a more complete description thereof.
Being a portion the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company by deed of record in Book 4631, page 955 and in Book 5330, page 34, Register’s Office for Williamson County, Tennessee.
Tract II
Land in Williamson County, Tennessee, being Lot 146 on the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, Register’s Office for Williamson County, Tennessee, to which plan reference is here made for a more complete description thereof.
Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company from SLC McEwen Land Holdings, LLC, a Delaware limited liability company by deed of record in Book 5308, page 405, Register's Office for Williamson County, Tennessee.
Tract III
Together with non-exclusive, perpetual easements:
(A) in, to, over, under, along, and across the Common Areas (as such term is defined in the Declaration, as hereinafter defined), in such areas as shall be reasonably necessary, for the purposes of (i) installing (to the extent not already present), operating, using, maintaining, repairing, replacing, relocating, and removing Utility Lines (as such term is defined in the Declaration, as hereinafter defined) and, (ii) connecting and tying into the common Utility Lines located in the Common Areas for such purpose and using such common Utility Lines in connection with the delivery of such utility services to each Lot (as such term is defined in the Declaration, as hereinafter defined) and the Buildings (as such term is defined in the Declaration, as hereinafter defined) and other improvements from time to time located thereon;

Exhibit A

(B) of pedestrian passage and use on, over, and across all pedestrian walkways, jogging trails, or bike paths now existing or hereafter constructed in, on, under, over, and through the Common Areas;
(C) of vehicular ingress, egress, access, passage and use, on, over, and across any roads, streets and drives now existing or hereafter constructed in, on, under, and through the Common Areas;
(D) over the Lots and the Common Areas for emergency ingress, egress, and access;
(E) for utilities, drainage, landscaping and irrigation shown on any Plat (as such term is defined in the Declaration, as hereinafter defined);
(F) for the minor encroachments into, on, and over the Common Areas and the Lots that will not substantially interfere with the Common Areas and the Lots encroached upon created by the construction, reconstruction, renovation, settling, shifting or other causes of movement and for overhangs;
(G) in, on, and over the Common Areas for access and temporary encroachments by contractors and subcontractors (and the equipment and employees thereof) during construction to the extent reasonably necessary to construct the improvements on the various Lots or the Common Areas; and
(H) over the Common Areas and the Lots for grading purposes to the extent reasonably necessary to construct, maintain, repair, replace or improve any improvements, all as contained in that certain Master Declaration of Covenants, Conditions, Restrictions and Easements for McEwen of record in Book 4488, Page 876, as amended or affected in Book 4953, Page 369, in Book 5310, page 444, in Book 5436, page 483, in Book 5436, Page 490, and in Book 5436, page 520, Register's Office for Williamson County, Tennessee (the “Declaration”).
Tract IV
Together with non-exclusive, perpetual easements of vehicular ingress, egress, access, passage and use, on, over, and across: (A) any roads, streets and driveways now existing or hereafter constructed in, on, under, and through the Grocery Parcel (as such term is defined in the Declaration, as hereinafter defined), and (B) the Protected Access Way (as such term is defined in the Declaration, as hereinafter defined), all as contained in that certain Declaration of Covenants, Conditions, Restrictions and Easements for McEwen Grocery Parcel of record in Book 4488, Page 961, as amended or affected in Book 4990, page 785, in Book 5374, page 169 and in Book 5436, Page 266, Register's Office for Williamson County, Tennessee (the “Declaration”).
Tract V
Together with non-exclusive, perpetual easements:

Exhibit A

(A) in, to, over, under, along, and across the Common Areas (as such term is defined in the Declaration, as hereinafter defined), in such areas as shall be reasonably necessary, for the purposes of (i) installing (to the extent not already present), operating, using, maintaining, repairing, replacing, relocating, and removing Utility Lines (as such term is defined in the Declaration, as hereinafter defined), and (ii) connecting and tying into the common Utility Lines located in the Common Areas for such purpose and using such common Utility Lines in connection with the delivery of such utility services to each Lot (as such term is defined in the Declaration, as hereinafter defined) and the buildings and other improvements from time to time located thereon;
(B) of pedestrian passage and use on, over, and across all pedestrian walkways and bike paths now existing or hereafter constructed in, on, under, over, and through the Common Areas and the Lots;
(C) of vehicular ingress, egress, access, passage and use on over and across any roads, streets and drives now existing or hereafter constructed in, on, under, and through the Common Areas and the Lots;
(D) over the Lots and the Common Areas for emergency ingress, egress, and access;
(E) for utilities, drainage, landscaping and irrigation shown on any Plat (as such term is defined in the Declaration, as hereinafter defined);
(F) for the minor encroachments into on, and over the Common Areas and the Lots that will not substantially interfere with the Common Areas and the Lots encroached upon created by the construction, reconstruction, renovation, settling, shifting or other causes of movement and for overhangs;
(G) over the Common Areas and the Lots for grading purposes to the extent reasonably necessary to construct, maintain, repair, replace or improve any improvements; and
(H) in, on, and over the Common Areas and the Lots, for access and temporary encroachments by contractors and subcontractors (and the equipment and employees thereof) during construction to the extent reasonably necessary to construct the improvements on the various Lots or the Common Areas, all as contained in that certain Declaration of Covenants, Conditions, Restrictions and Easements for McEwen Southside Parcel of record in Book 4953, Page 382, as amended or affected in Book 4962, page 119, in Book 5310, page 454, in Book 5435, Page 429, and in Book 5436, Page 400, Register's Office for Williamson County, Tennessee (the “Declaration”).
Tract VI
Together with non-exclusive appurtenant easements for Public Utility, Drainage, Access and Landscape and shown as Lot 144 and Lot 147 on Plan of record in Plat Book 50, page 110, Register’s Office for Williamson County, Tennessee.

Exhibit A

Tract VII
Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5436, page 187, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).
Tract VIII
Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5435, page 508, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).
Tract IX
Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5435, page 570, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).

Being the same property conveyed to KBSIII 1550 West McEwen Drive, LLC by deed of record in Book 5571, page 950, Register’s Office for Williamson County, Tennessee.

Exhibit A